                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          EAGLE USA AIRFREIGHT, INC.
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               (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                                PRELIMINARY COPY

                       [EAGLE USA AIRFREIGHT, INC. LOGO]

January 12, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the "Company") to be held at 10:00 a.m. on Monday, February 23, 1998 at The Hyatt Regency at George Bush Intercontinental Airport, 15747 John F. Kennedy Blvd., Houston, Texas 77032.

     At the meeting, you will be asked to consider and vote upon (1) the election of five directors; (2) a proposal to amend the Company's Restated Articles of Incorporation to increase the Company's authorized common stock; (3) a proposal to approve the Company's Long-Term Incentive Plan which will be amended and restated to increase the shares of common stock reserved under the plan; (4) a proposal to approve the Company's Employee Stock Purchase Plan; (5) the approval of the appointment of the Company's independent public accountants; and (6) such other business as may properly come before the meeting or any adjournment thereof.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 1997 Annual Report to Shareholders is also enclosed.

                                           Sincerely,

                                           /s/ JAMES R. CRANE

                                           James R. Crane
                                           Chairman of the Board and President

                                PRELIMINARY COPY

                           EAGLE USA AIRFREIGHT, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 1998

To The Shareholders of
Eagle USA Airfreight, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the "Company") will be held at The Hyatt Regency at George Bush Intercontinental Airport, 15747 John F. Kennedy Blvd., Houston, Texas 77032, on Monday, February 23, 1998 at 10:00 a.m. for the following purposes:

     (1) to elect five members to the Board of Directors for the ensuing year;

     (2) to consider and act upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation to increase the Company's authorized Common Stock to 100,000,000 shares;

     (3) to consider and act upon a proposal to approve the Company's 1994 Long-Term Incentive Plan which will be amended to increase by 3,000,000 the number of authorized shares available under that plan;

     (4) to consider and act upon a proposal to adopt an Employee Stock Purchase Plan;

     (5) to approve the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ending September 30, 1998; and

     (6) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on December 30, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                          By Order of the Board of Directors

                                          /s/ DOUGLAS A. SECKEL

                                          Douglas A. Seckel
                                           Secretary

January 12, 1998
3214 Lodestar
Houston, TX 77032

                                PRELIMINARY COPY

                           EAGLE USA AIRFREIGHT, INC.
                                 3214 LODESTAR
                              HOUSTON, TEXAS 77032

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hyatt Regency at George Bush Intercontinental Airport, 15747 John F. Kennedy Blvd., Houston, Texas 77032, on Monday, February 23, 1998 at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of January 12, 1998. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING SECURITIES

     Shareholders of record as of December 30, 1997, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of
the Company consisted of [          ] shares of Common Stock, par value $0.001
per share (the "Common Stock"), each of which shares is entitled to one vote on each matter submitted to a vote of shareholders. Cumulative voting is not allowed. No other voting class of stock is outstanding. The holders of a majority of the shares entitled to vote, at the Annual Meeting represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the proposal to amend the Company's Restated Articles of Incorporation to increase the Company's authorized Common Stock to 100,000,000 shares; (3) for the proposal to approve the Company's 1994 Long-Term Incentive Plan (the "Incentive Plan") which has been amended to increase by 3,000,000 the number of authorized shares available under such plan and to restate such plan; (4) for the proposal to approve the Company's new Employee Stock Purchase Plan; (5) for the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ended September 30, 1998; and (6) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on particular

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

matter for which the broker has no discretionary power, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of November 30, 1997 and (ii) the shares of Common Stock beneficially owned, as of November 30, 1997, by each director, the Chief Executive Officer and the two other executive officers who were serving at the end of the Company's last fiscal year and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                                                        PERCENT
                                                              AMOUNT AND NATURE OF    OF STOCK(2)
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP     (ROUNDED)
          ---------------------------------------             --------------------    -----------
Directors and Executive Officers:
  James R. Crane............................................       10,342,378            55.4%
  Donald P. Roberts(3)......................................          313,000             1.7%
  Douglas Seckel............................................          140,976             1.0%
  William P. O'Connell(4)...................................           20,000               --
  Neil E. Kelley(4).........................................           21,000               --
  Frank J. Hevrdejs(4)......................................           41,000               --
Executive Officers and Directors as a Group (6 persons).....       10,878,354(5)         58.4%
Pilgrim Baxter & Associates.................................        1,365,900(6)          7.3%
Edgemont Asset Management Corporation.......................        1,000,000(7)          5.4%

---------------

(1) The business address of each director and executive officer is c/o Eagle USA Airfreight, Inc., 3214 Lodestar, Houston, Texas 77032.

(2) The table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming that no options, warrants or convertible securities held by any other person have been exercised.

(3) Mr. Roberts resigned as an executive officer of the Company as of October 1, 1997 and as a director of the Company as of December 11, 1997. His share ownership consists of 313,000 shares issuable upon the exercise of stock options.

(4) Consists of 20,000 shares issuable upon the exercise of stock options.

(5) Includes 373,000 shares issuable upon the exercise of stock options within 60 days of November 30, 1997. Includes shares beneficially owned by Mr. Roberts.

(6) Based on a filing made with the SEC reflecting ownership of Common Stock as of September 30, 1997. The address of Pilgrim Baxter & Associates is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.

(7) Based on a filing made with the SEC reflecting ownership of Common Stock as of September 30, 1997. The address of Edgemont Asset Management Corporation is 140 East 45th Street, 43rd Floor, New York, New York 10017.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Mr. James R. Crane; Mr. Douglas A. Seckel; Mr. William P. O'Connell; Mr. Neil E. Kelley; and Mr. Frank J. Hevrdejs. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each nominee for director.

NOMINEES

     The following sets forth information concerning the five nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of November 30, 1997, position with the Company and business experience during the past five years.

     JAMES R. CRANE, age 43, has served as President and a director of the Company since he founded the Company in March 1984. Prior to the organization of the Company, Mr. Crane had been employed by other air freight forwarders. Mr. Crane has a total of 15 years' experience in the transportation industry.

     DOUGLAS A. SECKEL, age 46, has served as Chief Financial Officer of the Company since April 1989, has served as Secretary and Treasurer of the Company since May 1991 and has served as a director of the Company since May 1995. From 1984 through 1989, he served as finance director for the City of Bellaire, Texas. Mr. Seckel and Mr. Crane are first cousins.

     WILLIAM P. O'CONNELL, age 58, has served as a director of the Company since May 1995. Mr. O'Connell has served as the President and Chief Executive Officer of AIM, Inc., a materials handling systems and equipment company, since 1988.

     NEIL E. KELLEY, age 38, has served as a director of the Company since September 1995. Mr. Kelley is the Vice Chairman and a senior partner of the Vitol Group of Companies, an international oil supply, trading and refining company, where he has served as an Executive Director since 1990. In addition, Mr. Kelley is Chairman of Vitol Gas & Electric and North Atlantic Refining Limited, subsidiary companies of the Vitol Group. Mr. Kelley is also an outside director of Quantum Energy Technologies, an energy technology development company based in Cambridge, Massachusetts.

     FRANK J. HEVRDEJS, age 52, has served as a director of the Company since December 1995. Mr. Hevrdejs is a Co-founder and a principal of The Sterling Group, Inc., a private financial organization engaged in the acquisition and ownership of operating businesses since 1982. He has served as President of The Sterling Group from 1982 to 1989 and from 1994 to the present. Since 1989, he has served as Chairman of First Sterling Ventures Corp. Mr. Hevrdejs also serves as a director for Mail-Well Holdings, Inc., Sterling Chemical Holdings, Inc. and Purina Mills, Inc.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by the Company or any of its subsidiaries ("Outside Directors") receive an annual retainer of $10,000. Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the Company's Nonemployee Director Stock Option Plan (the "Nonemployee Stock Option Plan"), each current Outside Director has been granted options to purchase 20,000 (as adjusted for the two-for-one stock split, effective August 1, 1996) shares of Common Stock. Thereafter, each additional Outside Director will be automatically granted nonqualified options to purchase 20,000 shares of Common Stock, generally on the date that person first becomes an Outside Director of the Company. In addition, each Outside Director serving on the day after the date of the annual meeting of shareholders will automatically be granted options to purchase an additional 5,000 shares of Common Stock, subject to the availability for issuance of those shares under the Nonemployee Director Plan. Options under this plan become exercisable on the day before the annual meeting of shareholders following the date of grant. During the fiscal year ended September 30, 1997, options to purchase 5,000 shares were granted to each of Messrs. O'Connell, Kelley and Hevrdejs at an exercise price per share of $30.13.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 1997, and transacted business on ten occasions during the fiscal year by unanimous written consent.

     The Board of Directors has an Audit Committee which, during the fiscal year ended September 30, 1997, initially consisted of Messrs. O'Connell, Kelley and Swannie. Mr. Hevrdejs was appointed to the Audit Committee in February 1997. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, and reviews the fees charged for audits and for any nonaudit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee met two times during fiscal 1997.

     The Board of Directors has a Compensation Committee which consists of Messrs. O'Connell, Kelley and Hevrdejs whose function is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee transacted business on one occasion by unanimous written consent during fiscal 1997.

     The Board of Directors has a Nominating Committee which consists of Messrs. Kelley, Hevrdejs and Crane. The Nominating Committee did not meet during fiscal 1997.

     During the fiscal year ended September 30, 1997, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and of meetings of committees of the Board of Directors on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended September 30, 1997, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and its other two executive officers with annual salary and bonus in excess of $100,000 (collectively, the "Named Executives"), as well as the total compensation paid to each Named Executive for the Company's fiscal years ended September 30, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION AWARDS
                                           ANNUAL COMPENSATION     ---------------------------------
           NAME AND              FISCAL   ----------------------      OTHER ANNUAL          STOCK           ALL OTHER
      PRINCIPAL POSITION          YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)(1)   OPTIONS (#)   COMPENSATION ($)(2)
      ------------------         ------   ----------   ---------   -------------------   -----------   -------------------
James R. Crane.................   1997     $521,066    $407,976        --                       --           $16,494
  President, Chief                1996     $521,066    $240,490        --                       --           $14,042
  Executive Officer Chairman      1995     $521,066    $ 22,500        --                       --           $16,255
  of Board of Directors
Donald P. Roberts..............   1997     $300,000    $330,881        --                       --           $ 7,500
  Chief Marketing                 1996     $188,462    $196,892        --                  400,000(3)        $ 7,500
  Officer                         1995     $150,000    $ 22,500        --                       --           $ 7,500
Douglas A. Seckel..............   1997     $125,000    $113,106        --                       --           $ 7,500
  Chief Financial                 1996     $121,538    $ 73,061        --                       --           $ 7,500
  Officer, Secretary and          1995     $110,000    $ 19,217        --                       --           $ 7,500
  Treasurer

---------------

(1) For the fiscal years 1995, 1996, and 1997 the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% or total salary and bonus reported for that Named Executive.

(2) For the fiscal year 1995, all other compensation consists of premiums of $6,405 paid by the Company under a life insurance policy and premiums of $2,350 under a disability insurance policy for Mr. Crane and contributions of $7,500 by the Company under its 401(k) Profit Sharing Plan for each Named Executive. For the fiscal year 1996, all other compensation consists of premiums of $4,490 paid by the Company under a life insurance policy and premiums of $2,052 under a disability insurance policy for Mr. Crane and contributions of $7,500 by the Company under its 401(k) Profit Sharing Plan for each Named Executive. For the fiscal year 1997, all other compensation consists of premiums of $6,610 paid by the Company under a life insurance policy and premiums of $2,384 under a disability insurance policy for Mr. Crane and contributions of $7,500 by the Company under its 401(k) Profit Sharing Plan for each Named Executive.

(3) For the fiscal year 1996, Mr. Roberts was granted 400,000 options to purchase Common Stock of the Company, as adjusted for the two-for-one stock split effective August 1, 1996. Mr. Roberts resigned his position as Chief Marketing Officer as of October 1, 1997 and his position as a director of the Company as of December 11, 1997.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     No options were granted during fiscal 1997 to any of the Named Executives.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options and the unexercised options to purchase the Common Stock held by the Named Executives at September 30, 1997.

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                       SHARES                          OPTIONS AT                    OPTIONS AT
                                      ACQUIRED       VALUE           FISCAL YEAR-END            FISCAL YEAR-END($)(2)
                                         ON        REALIZED    ---------------------------   ---------------------------
               NAME                  EXERCISE(#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  -----------   ---------   -----------   -------------   -----------   -------------
James R. Crane.....................        --             --          --             --              --            --
Donald P. Roberts..................  87,000..      1,348,065     113,000(3)          --       2,386,560            --
Donald P. Roberts..................        --             --     200,000(3)          --       3,900,000            --
Douglas A. Seckel..................        --             --          --             --              --            --

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing market price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing market price of the Company's Common Stock, as reported on the NASDAQ Stock Market on September 30, 1997 was $33.50.

(3) Adjusted for two-for-one stock split effective August 1, 1996.

CERTAIN TRANSACTIONS

     In February 1997, the Company completed an underwritten secondary public offering of 1,779,922 shares of its common stock at a price to the public of $28.25 per share. The Company sold 232,164 of these shares, and the net proceeds received by the Company after deducting underwriting discounts and commissions were $6.2 million. The Company did not receive any of the proceeds from the sale of the 1,547,758 shares sold by Daniel S. Swannie, a former executive officer and director of the Company. Pursuant to an agreement between the Company and Mr. Swannie entered into in connection with the offering, Mr. Swannie reimbursed the Company for all of its out-of-pocket expenses incurred in connection with the offering and made a payment to the Company of $375,000 for the Company's estimated internal costs relating to the offering. The agreement also restricts Mr. Swannie's ability to compete against the Company for a three-year term and places certain other limitations on his ability to act against the interests of the Company.

     Donald P. Roberts resigned as executive officer of the Company effective October 1, 1997 and as a director of the Company effective December 11, 1997. Prior to his resignation as an executive officer, Mr. Roberts had been the Chief Marketing Officer of the Company since October, 1994. In connection with his resignation, Mr. Roberts entered into an employment agreement with the Company whereby Mr. Roberts has agreed to continue employment with the Company until September 30, 1999. This agreement provides for a base salary of $300,000 per annum and participation by Mr. Roberts in the Company's insurance plans and 401(k) plan and gave Mr. Roberts title to his Company car. The agreement contemplates that Mr. Roberts will engage in other business activities and limits his Company service requirement to 30 hours per month. The agreement terminates prior to its term upon the earlier of his death, for cause (as set forth in the agreement) or for certain breaches of the agreement. The agreement restricts Mr. Roberts' ability to compete against the Company during the term of his employment and for period of two years thereafter and during the same period restricts Mr. Roberts from taking certain other actions that may be against the interest of the Company and certain persons affiliated or associated with the Company.

     James R. Crane, the Company's Chairman of the Board, owns 50% (and during 1995 and part of 1996 owned 100%) of the common stock of an entity that leases aircraft to the Company. From time to time, employees of the Company utilize the passenger aircraft owned by that entity in connection with travel associated with the Company's business, for which the Company makes payments to that entity. Those payments were approximately $125,000 during the fiscal year ended September 30, 1997.

     The Company has periodically made short-term unsecured loans bearing interest at a bank's prime rate to its executive officers for their personal use and, in certain cases involving Mr. Crane, for other business ventures. During fiscal 1996, Mr. Crane, Mr. Swannie and Mr. Roberts repaid the Company $230,000, $200,000 and $317,000, respectively, pursuant to such loans. As of September 30, 1996, no loans by the Company to executive officers were outstanding. No such loans were made during fiscal 1997.

     The Company has entered into a tax indemnification agreement with Messrs. Crane, Roberts, Seckel and a former officer and director which provides for, among other things, the indemnification of those shareholders for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period it was an S Corporation.

     The Company made distributions of cash and/or notes to those persons who were its shareholders before its initial public offering in an estimated amount of $14.6 million and $2.7 million during the fiscal years ended September 30, 1995 and 1996, respectively. Prior to the closing of the Company's initial public offering the Company paid a series of distributions of cash and notes in an amount estimated to equal to all of its previously undistributed S Corporation earnings. A final payment on the notes of $634,855 was made during the fiscal year ended September 30, 1997 (including $495,441 to Mr. Crane, $102,846 to Mr. Swannie, $26,029 to Mr. Roberts, $10,539 to Mr. Seckel).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving both short- and long-term strategic Company goals. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of the Common Stock.

     There are three basic components to the Company's performance-based compensation system: base pay; annual incentive bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general freight forwarding industry as well as other transportation companies. A comparison of the Company's financial performance with that of the companies and indices shown in the Performance Graph is only one of the many factors considered by the Committee to determine executive compensation.

     Actual individual awards and changes in remuneration to the individual executives are determined by the Committee. The Chief Executive Officer works with the Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Committee.

     Following the completion of the Company's initial public offering, the Compensation Committee in fiscal 1996, restructured the compensation arrangements with the Company's executive officers by adjusting the base salary for each executive officer to a level generally comparable to that of other companies in the freight industry, and implementing the Five-Year Executive Incentive Plan pursuant to which each executive officer is eligible to receive an annual cash bonus as described in more detail below. In fiscal 1997, awards to executive officers as a group reflected (i) the Company's record revenues and earnings, and (ii) continued progress toward strategic goals such as continued market expansion and enhancements to the Company's management information systems.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other freight forwarding service companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution, and demon-strated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, strengthening market share, expanding the markets for the Company's services, enhancement of the Company's management information systems and the attainment of certain financial objectives). The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Company's philosophy and practice is to place a significant emphasis on the incentive components of compensation.

     Annual Incentive Bonus. To establish baseline criteria for use in calculating the amount of cash bonuses paid to executive officers, the Company established a Five-Year Executive Incentive Plan in which each executive officer of the Company participates. Pursuant to this Plan, each executive officer of the Company is eligible to receive an annual cash bonus, the "target" level of which is set with reference to the Company-wide managers' bonus program and competitive conditions. These target levels are intended to motivate the Company's executives by providing bonus payments for the achievement of financial and operational goals within the Company's business plan. An executive receives a percentage of his target bonus, depending primarily upon the extent to which that executive has achieved the specific sales and operating goals for that executive that have been set by the Committee and the Board and included in the Five-Year Executive Incentive Plan. Although the Five-Year Executive Incentive Plan provides the Committee with specific criteria for use in determining bonuses, bonuses may exceed the target amount if the Company's performance in the judgment of the Committee exceeds the goals set forth in that Plan. Furthermore, the Committee may in its discretion consider business achievements and other criteria not set forth in the Five-Year Executive Incentive Plan in determining the final amount of the annual bonus to be paid to each executive officer. For the fiscal year ended September 30, 1997, all executive officers of the Company who were serving in that capacity at the end of such year were paid 100% of their respective "target" amounts pursuant to the Five-Year Executive Incentive Plan.

     Long-Term Equity-Based Compensation. Long-term equity-based compensation is tied directly to shareholder return. Under the Company's Long-Term Incentive Plan, long-term incentive compensation consists of stock options, which generally vest in twenty percent increments in each of the five years following the date of the grant, although vesting can be accelerated if deemed appropriate by the Committee. The exercise price of stock options granted is equal to the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     In determining whether to grant executive officers stock options under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company, prior option grants (including the size of previous grants and the number of options held) and the value of the executive's service to the Company. No options were granted to any of the Named Executives during the fiscal year ended September 30, 1997.

     Compensation of the Chief Executive Officer. In reviewing Mr. Crane's performance, the Committee focused primarily on the Company's outstanding performance in fiscal year 1997, including a 57% sales increase, an 8.8% operating margin and a 46% growth in earnings. The committee compared these performance measures against the goals under the Five-Year Executive Incentive Plan of 25% annual sales increases and a 10% operating margin. Under the Five-Year Executive Incentive Plan, Mr. Crane's incentive multiple of 1.5% was applied to Fiscal 1997 operating income of $25,699,000 to reach an incentive bonus of $385,476, the maximum target bonus under the plan. Mr. Crane also received $22,500 under the Company's profit sharing plan, which is the capped maximum formula amount under that plan.

     Mr. Crane's position as the founder of and a major shareholder in the Company provides an effective long-term performance incentive tied directly to shareholder return. Accordingly, he received no stock option awards.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

                                                 The Compensation Committee

                                                    William P. O'Connell
                                                       Neil E. Kelley
                                                     Frank J. Hevrdejs

SECTION 162(M) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executed officers. No options were granted to executive officers in fiscal 1997. All options previously granted under the Company's Incentive Plan and assuming shareholder approval of the proposal to approve the amended and restated Incentive Plan, all newly authorized options will qualify for an exemption from the application of
Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT ARRANGEMENTS

     During the fiscal year ended September 30, 1997 the Company was a party to employment agreements with each executive officer listed below. The following chart shows the annual salaries that the executive officers listed therein will be paid by the Company.

                     NAME AND POSITION                        ANNUAL SALARY
                     -----------------                        -------------
James R. Crane..............................................    $521,066
  President, Chairman and Chief Executive Officer
Donald P. Roberts(1)........................................    $300,000
  Vice President, Director and Chief Marketing Officer
Douglas A. Seckel...........................................    $125,000
  Secretary/Treasurer, Director and Chief Financial Officer

---------------

(1) Mr. Roberts resigned as Chief Marketing Director as of October 1, 1997 and as a director of the Company as of December 11, 1997.

     In addition to the base salaries set forth above, each of the employment agreements provides that the Company will, subject to certain conditions set forth therein, pay the executive an annual cash bonus pursuant to the terms of the Five-Year Executive Incentive Plan. The fiscal 1998 cash incentive under such plan assuming all goals are met is 1.4% of operating income for Mr. Crane and 0.32% of operating income for Mr. Seckel. Each of the above employment agreements provided that it continues in effect until terminated by either the Company or the executive pursuant to its terms. Both the Company and the executive have the right to terminate the agreement upon 30 days' written notice, and the Company has the right to terminate the agreement for cause immediately upon notice of such termination. Each agreement includes a covenant of the executive not to compete with the Company during the term of the agreement and for a period of up to two years following its termination. The employment agreements for Messrs. Crane and Seckel continue in effect for fiscal 1998. See "Certain Transactions" for a description of Mr. Roberts' new employment contract.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended September 30, 1997, the Compensation Committee of the Board of Directors was comprised of Messrs. O'Connell, Kelley and Hevrdejs.

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from November 30, 1995, the date of the Company's initial public offering, to September 30, 1997, with the cumulative total return of the S&P 500 Index and of the Dow Jones Air Freight/Couriers Index of publicly traded companies over the same period. The Dow Jones Air Freight/ Couriers Index consists of the following companies:
Air Express International Corporation, Airborne Freight Corporation, Atlas Air, Inc., Expeditors International of Washington, Inc., Federal Express Corporation and Pittston Burlington Group. The graph assumes that $100 was invested on December 1, 1995 in the Common Stock at its initial public offering price of $8.25 per share (as adjusted for the two-for-one stock split) and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                COMPARISON OF 22-MONTH CUMULATIVE TOTAL RETURN*
                   AMONG EAGLE USA AIRFREIGHT, INC., THE S&P
             500 INDEX AND THE DOW JONES AIR FREIGHT/COURIERS INDEX

                                        EAGLE USA                             DOW JONES
        Measurement Period             AIRFREIGHT,                           AIR FREIGHT
      (Fiscal Year Covered)               INC.              S&P 500           COURIERS
12/01/95                                  100                 100                100
9/96                                      315                 115                103
9/97                                      406                 162                194

* $100 Invested on 12/01/95 in Stock or Index (Including Reinvestment of Dividends).

                                   PROPOSAL 2

                  AMENDMENT OF THE SECOND RESTATED ARTICLES OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has approved by unanimous vote a resolution proposing that the Company's Second Amended and Restated Articles of Incorporation (the "Articles") be amended to increase the number of authorized shares of Common Stock to 100,000,000. The Articles currently authorize the Company to issue 30,000,000 shares of Common Stock and 10,000,000 of Preferred Stock. As of November 30, 1997 18,267,861 shares of Common Stock were issued and outstanding and 3,300,000 shares of Common Stock were reserved for issuance under the Incentive Plan and the 1995 Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan"). As a result, a balance of 8,432,139 authorized but unissued shares of Common Stock were unreserved and available for future use.

     The proposed amendment would replace the first sentence of Article Four of the Articles with the following: "The aggregate number of shares that the corporation shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share."

     Adoption of the proposed amendment to the Articles will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adoption of the proposed amendment to the Restated Articles of Incorporation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.

REASONS FOR THE PROPOSED AMENDMENT

     Prior to its initial public offering, the Company had 6,000,000 shares of Common Stock issued and outstanding on September 30, 1995, and 1,650,000 reserved for issuance under the Incentive Plan and the Nonemployee Director Plans, leaving 22,350,000 shares of Common Stock available for issuance. As a result of the initial public offering in December 1995 and the transactions related to that offering, the 2-for-1 stock split effected in August 1996 and the overallotment shares issued in a secondary offering in February 1997, and shares issued in a recent transaction, the number of shares of Company's outstanding Common Stock has more than tripled since September 30, 1995 and the Company's available Common Stock has as a result, been reduced. In this light, the Board of Directors deems it advisable to increase the Company's authorized Common Stock. The additional Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or stock splits, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special shareholders' meeting. The additional shares of Common Stock would be available for issuance without further action by the shareholders unless such action is required by applicable law or the rules of any stock exchange or quotation system on which the Common Stock may be listed or quoted. The Nasdaq Stock Market, on which the Common Stock is quoted, currently requires shareholder approval in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock.

DESCRIPTION OF COMMON STOCK

     Holders of Common Stock have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption by the Company. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, none of which are currently outstanding, the holders of the Common Stock are entitled to dividends in such amounts as may be declared by the Board of Directors of the Company from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding stock ranking prior to the Common Stock.

     Holders of Common Stock are entitled to cast one vote per share on matters submitted to a vote of shareholders and do not have cumulative voting rights. Directors are elected annually. Any director may be removed, with or without cause, at any meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the outstanding shares.

     Subject to any additional voting rights that may be granted to holders of future classes or series of stock, the Articles require the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon to approve any merger, consolidation or share exchange, sale of all or substantially all of the assets of the Company, dissolution of the Company or amendment to the Articles for which a vote is required by the Texas Business Corporation Act. Approval of any other matter not described above that is submitted to the shareholders requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting. Special Meetings of the shareholders of the Company may be called by the Chief Executive Officer, the Board of Directors or by shareholders holding not less than 50% of the outstanding voting stock of the Company.

     The increase in the number of authorized shares of Common Stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The Company could also privately place such shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid, although there is no present intention to do so.

CERTAIN EXISTING ANTITAKEOVER PROVISIONS

     Certain existing provisions of Texas law, the Articles and the Company's Bylaws may have antitakeover effects. Pursuant to Articles, the Board of Directors, without further action by the shareholders, is authorized to issue shares of Preferred Stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation. As of the date hereof, no shares of Preferred Stock were outstanding. The proposed amendment would not change the total number of shares of Preferred Stock authorized by the Articles.

     The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could adversely affect the voting power of the Common Stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of the Company. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the shareholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law.

     The Company's Bylaws provide that shareholders who wish to nominate directors or to bring business before a shareholders' meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within ten days after public announcement pursuant to the Bylaws of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance).

     The Company is subject to Part Thirteen (the "Business Combination Law") of the Texas Business Corporation Act, which took effect September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares) or its affiliates or associates from entering into or engaging in a "business combination" (defined generally to include (i) mergers or share exchanges, (ii) dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transactions by the corporation that would increase the affiliated shareholder's number of shares of the corporation, (iv) certain liquidations or dissolutions, and (v) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation) with an "issuing public corporation" (which includes the Company) during the three-year period immediately following the affiliated shareholder's acquisition of shares unless
(a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares made by the affiliated shareholder on such date or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. The Business Combination Law does not apply to a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation on December 31, 1996, and continuously until the announcement date of the business combination; as a result, the restrictions of the Business Combination Act would not apply to Mr. Crane who has been the beneficial owner of more than 20% of the outstanding Common Stock continuously since prior to December 31, 1996. In discharging the duties of director under the Business Combination Act or otherwise, a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and its shareholders, including the possibility that those interests may be best served by the continued independence of the Company.

                                   PROPOSAL 3

                         APPROVAL OF THE COMPANY'S 1994
                            LONG-TERM INCENTIVE PLAN
                            AS AMENDED AND RESTATED

     The Board of Directors has by unanimous vote approved an amendment and restatement of the Incentive Plan which would increase by 3,000,000 the number of authorized shares available in the Incentive Plan from 3,100,000 to 6,100,000. As of September 30, 1997, 749,055 shares have been issued upon the exercise of options granted under the Plan and 2,177,579 shares are subject to issuance upon the exercise of outstanding options. The Amended and Restated Plan also differs from the original Incentive Plan in that (i) it has been updated to delete certain references to Rule 16b under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that were no longer necessary as a result of changes in such Rule since the adoption of the original Incentive Plan, (ii) expands the definition of subsidiary to include non-corporate entities and (iii) allows independent contractors as well as employees to be plan participants. Shares currently available for option awards under the Incentive Plan qualify for an exemption from the application of Section 162(m) of Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options, regardless of the
Section 162(m) limit of $1 million per covered executive. Approval of the Amended and Restated Plan by shareholders will allow the future option grants under the Amended and Restated Plan, including the additional 3,000,000 authorized shares, to also preserve such deductibility. The description of the Amended and Restated Incentive Plan set forth below is qualified by reference to the terms of the Amended and Restated Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement.

     The Board of Directors and the shareholders of the Company approved the adoption of the Company's Incentive Plan in September 1994. The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the exclusive power to interpret the Incentive Plan and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan. The Compensation Committee may delegate certain of its duties under the Incentive Plan to senior officers of the Company.

     The purpose of the Incentive Plan is to retain selected employees, independent contractors and consultants of the Company, reward them for making significant contributions to the success of the Company and provide them with a proprietary interest in the growth and performance of the Company.

     Pursuant to the Incentive Plan, designated employees of the Company will be eligible to receive awards consisting of (i) stock options, (ii) stock appreciation rights, (iii) restricted or nonrestricted stock, (iv) cash or (v) any combination of the foregoing. Stock options may be either incentive stock options with the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. Stock options will have an exercise price as specified in the option agreement, but incentive stock options will have an exercise price not less than the fair market value of the Common Stock on the date of grant. The Compensation Committee does not currently intend to grant options with an exercise price less than the fair market value on the date of grant to persons who would be covered executives under Section 162(m) of the Code. The exercise price of any stock options may, at the discretion of the Compensation Committee, be paid in cash or by surrendering shares of Common Stock or another award under the Incentive Plan, valued at the fair market value on the date of exercise, or any combination thereof. Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Common Stock with a value determined by reference to the difference between the exercise or "strike" price of the stock appreciation right and the fair market value or other specified valuation of the Common Stock at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately. Stock awards may consist of Common Stock or be denominated in units of Common Stock. Stock awards may be subject to conditions established by the Compensation Committee, including service vesting conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth rates. A stock award denominated in units may provide for dividend-equivalent rights. Cash awards may be denominated in cash with the amount of payment subject to conditions specified by the Compensation Committee, including service conditions and performance conditions.

     No participant may be granted awards consisting of stock options or stock appreciation rights exercisable for more than 620,000 shares of Common Stock subject to certain adjustments set forth in the Incentive Plan (i.e., 20% of the shares of Common Stock originally reserved for issuance under the Incentive Plan, as previously adjusted). Payment of awards may be made in cash or Common Stock or combinations thereof, as determined by the Compensation Committee. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights under any award previously granted will be made without the award holder's consent and (ii) no amendment or alteration will be effective prior to approval by the Company's shareholders to the extent such approval is then required by applicable laws, regulation, exchange or quotation system.

     The holder of a nonqualified stock option recognizes no taxable income as a result of the grant of the stock option. Upon the exercise of the stock option, however, the holder of a nonqualified stock option recognizes ordinary income in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise or purchase price (or, in the case of relinquishment in an amount equal to the sum of the cash received and the fair market value of the shares or award received determined on the date of exercise) and, correspondingly, the Company will be entitled to an income tax deduction for such amount.

     Upon the exercise of an incentive stock option, the stock option holder generally does not recognize taxable income by reason of the exercise (although alternative minimum tax may apply), and the Company normally is not entitled to any income tax deduction. If the stock option holder disposes of the shares acquired upon the exercise of an incentive stock option after satisfaction of certain minimum holding periods, any gain realized is capital gain. If a stock option holder disposes of the shares acquired upon the exercise of an incentive stock option within the minimum holding periods, the stock option holder would recognize ordinary income, and the Company would be entitled to a commensurate income tax deduction (except with respect to post-exercise appreciation).

     The grant of a stock appreciation right produces no U.S. federal tax consequences for the participant or the Company. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant under the Incentive Plan who has been granted an award of restricted shares of Common Stock does not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case (1) the Company will be entitled to a deduction at the same time and in the same amount,
(2) dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by the Company and (3) there will be no further federal income tax consequences when the restrictions lapse. This tax information is only a summary, does not purport to be complete and does not cover, among other things, foreign, state and local tax treatment of participation in the Incentive Plan.

                         1994 LONG-TERM INCENTIVE PLAN
                   SUMMARY OF GRANTS AS OF SEPTEMBER 30, 1997

                                                              CUMULATIVE OPTIONS   AVERAGE PER SHARE
NAME                                                              GRANTED(1)       EXERCISE PRICE(2)
----                                                          ------------------   -----------------
James R. Crane..............................................             --                 --
Donald P. Roberts (3).......................................        313,000             $13.42
Douglas A. Seckel...........................................             --                 --
All current executive officers as a group (4)...............        313,000             $13.42
All current nonexecutive directors (5)......................         75,000             $13.66
All other employees as a group..............................      1,721,600             $10.58

---------------

(1) Reflects options granted since adoption of the Plan. In fiscal 1997, no options were granted to any executive officers and a total of 422,250 options were granted to other employees as a group.

(2) The exercise price of all options was the fair market value at the date of grant.

(3) Mr. Roberts resigned his position as Chief Marketing Officer effective October 1, 1997 and is employed by the Company on a reduced time commitment basis for a period of two years and resigned as a director of the Company effective December 11, 1997. See "Certain Transactions". In August 1997, Mr. Roberts exercised options for 87,000 shares of Common Stock. The options for the remaining shares are fully vested. The options listed reflect in excess of 5% of the total options under the Incentive Plan.

(4) Includes options listed above for Mr. Roberts.

(5) Excludes the options listed above for Mr. Roberts. Nonemployee directors receive options under the Nonemployee Director Plan.

     Approximately 212 employees and one director of the Company have outstanding options under the Incentive Plan as of September 30, 1997.

     The Board unanimously believes that the amendment of the Incentive Plan is in the best interest of the Company and its shareholders as it will assist the Company in achieving the purposes of the Incentive Plan. THE BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adoption of the proposed amendment to the Incentive Plan. Since the amendment will increase the number of shares that could be subject to awards that may be granted to all executive officers of the Company, such officers of the Company could be deemed to have an interest in and could benefit from the adoption of the amendment. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment.

                                   PROPOSAL 4

                              PROPOSAL TO APPROVE
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). The description of the Stock Purchase Plan set forth below is qualified by reference to the terms of the Stock Purchase Plan. The purpose of the Stock Purchase Plan is to encourage and assist all employees of the Company to acquire an equity interest in the Company through the purchase of shares of Common Stock. A maximum of 200,000 shares of Common Stock (subject to certain antidilution adjustments applicable in certain circumstances) may be purchased pursuant to the Stock Purchase Plan. Assuming approval by the stockholders, the Stock Purchase Plan will become effective February 1, 1998 and will terminate after all the Common Stock covered by the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is permitted to be issued under the Stock Purchase Plan and is approved by the stockholders. The Stock Purchase Plan will be administered by the Company's Compensation Committee. The description of the Stock Purchase Plan set forth below is qualified by reference to the terms of the Stock Purchase Plan, a copy of which is attached as Annex B to this Proxy Statement.

     Under the Stock Purchase Plan, all full-time employees of the Company who have completed at least six months of service and who do not own, or hold options to acquire, 5% or more of the total combined voting power or value of the Common Stock are eligible to participate in the Stock Purchase Plan. As of September 30, 1997, approximately 1,293 employees of the Company would be eligible to participate in the Stock Purchase Plan. Participants in the Stock Purchase Plan may purchase shares of Common Stock through payroll deductions on an after-tax basis over a six-month period beginning on each January 1 and ending on the following June 30 and on each July 1 and ending on the following December 31 (each such period referred to as the "Purchase Period") during the term of the Stock Purchase Plan. A participant's right to participate in the Stock Purchase Plan terminates immediately when a participant ceases to be employed by the Company. An employee may elect to participate in the Stock Purchase Plan as of any January 1 or July 1 following the date he first meets the eligibility requirements. A participant may elect to make contributions each pay period in an amount not less than $10, subject to an annual limitation equal to $20,000. The contributions will be held in trust during the Purchase Period and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the Purchase Period will then be used to purchase as many whole shares of Common Stock as the funds in his account will allow. The purchase price for the stock will be the lesser of 85% of its fair market value (defined as the final closing sales price per share of Common Stock on the Nasdaq National Market on the applicable date) on the first trading day of the Purchase Period or its fair market value on the last trading day of the Purchase Period. Any dollars remaining in the participant's account will be carried over to the next Purchase Period. If the participant elects not to purchase Common Stock at the end of the Purchase Period, such participant will receive his payroll deductions during the Purchase Period plus the interest which has accrued on such deductions. At the end of each Purchase Period, participants will receive a statement of their account balance, including interest earned and the number of whole shares of Common Stock purchased and in their account. Any dividends on shares held in a participant's account will be credited to his account.

     A participant may elect to withdraw his entire contributions for the current year from the Stock Purchase Plan at any time. Any participant who so elects will receive his entire account balance, including interest and dividends, if any. A participant who suspends his payroll deductions or withdraws contributions cannot resume participation in the Stock Purchase Plan during that Purchase Period and must re-enroll in the Stock

Purchase Plan the following Purchase Period in order to participate. A participant may also elect to withdraw stock held in his account at any time; provided, however, that a participant may withdraw stock held in his account for less than one year only if the Compensation Committee, in its sole discretion approves such a withdrawal or the participant terminates employment. In the event of a participant's death, amounts credited to his account, including interest and dividends, if applicable, will be paid in cash and a certificate for any shares will be delivered to his designated beneficiaries or other legal representative.

     The Board of Directors of the Company may generally amend or terminate the Stock Purchase Plan at any time, except that any amendment which would materially increase the number of shares subject to the Stock Purchase Plan, materially modify the requirements as to eligibility for participation in the Stock Purchase Plan or materially increase the benefits accruing to participants under the Stock Purchase Plan must be approved by the stockholders.

     The shares to be issued pursuant to the Stock Purchase Plan may be authorized but unissued shares or previously issued shares that have been reacquired and are held by the Company or shares purchased on the open market. On November 26, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $30.625 per share.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Stock Purchase Plan. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE EAGLE USA AIRFREIGHT, INC. EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 5

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Price Waterhouse LLP, who have been the Company's auditors since 1991, as independent public accountants for the fiscal year ending September 30, 1998. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Price Waterhouse LLP as the Company's auditors for 1998. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.

OTHER BUSINESS

     As of the date of this proxy, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than September 14, 1998, for inclusion on the Company's proxy statement and form of proxy for that meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                            By Order of the Board of Directors

                                            /s/ DOUGLAS SECKEL

                                            Douglas Seckel, Secretary

Dated: January 12, 1998
Houston, Texas

                                                                         ANNEX A

                          EAGLE USA AIR FREIGHT, INC.

                            LONG-TERM INCENTIVE PLAN
             (As Amended and Restated Effective             , 1998)

     1. OBJECTIVES. The Eagle USA Air Freight, Inc. Long-Term Incentive Plan (the "Plan") is designed to retain selected employees of Eagle USA Air Freight, Inc. (the "Company") and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

          "AWARD" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "AWARD AGREEMENT" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means such committee of two or more members of the Board as is designated by the Board to administer the Plan.

          "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company.

          "DIRECTOR" means an individual serving as a member of the Board.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "FAIR MARKET VALUE" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board (or an Independent Third Party, should the Board elect in its sole discretion to instead utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

          "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Company (and any transferor or transferee of Common Stock acquired upon the exercise of an option under the Plan, if applicable) with experience in providing investment banking appraisal or valuation services and with expertise generally in the valuation of securities or other property of the type at issue, that is chosen by the Board, in its sole discretion, to value securities or other property for purposes of this Plan. The Company's independent accountants shall be deemed to satisfy the criteria for an Independent Third Party if selected by the Board for that purpose. The Board may utilize one or more Independent Third Parties.

          "PARTICIPANT" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

          "RESTRICTED STOCK" means Common Stock that is restricted or subject to forfeiture provisions.

          "SUBSIDIARY" means (i) with respect to any Awards other than incentive stock options within the meaning of Code Section 422, any corporation, limited liability company, general or limited partnership, or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of incentive stock options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

     3. ELIGIBILITY. All employees consultants and independent contractors of the Company and its Subsidiaries are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

     4. COMMON STOCK AVAILABLE FOR AWARDS. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 4,800,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

     5. ADMINISTRATION. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     6. DELEGATION OF AUTHORITY. The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     7. AWARDS. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the President or any Vice President of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant's option rights under the Plan. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (a) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (b) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative

Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding anything herein to the contrary, no Participant may be granted Awards consisting of stock options or stock appreciation rights exercisable for more than 620,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14 (i.e., 20% of the shares of Common Stock originally authorized for Awards under this Plan, as previously adjusted pursuant to Paragraph 14). In the event of an increase in the number of shares authorized under the Plan, the 20% limitation will apply to the number of shares authorized.

          (i) STOCK OPTION. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. Notwithstanding the foregoing, no ISO can be granted under the Plan more than ten years following the Effective Date of the Plan.

          (ii) STOCK APPRECIATION RIGHT. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement.

          (iii) STOCK AWARD. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

          (iv) CASH AWARD. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

     8. PAYMENT OF AWARDS.

          (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

          (b) DEFERRAL. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c) DIVIDENDS AND INTEREST. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

          (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company or (b) use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (b) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is required by applicable laws, regulations, stock exchange or quotation system requirements.

     12. TERMINATION OF EMPLOYMENT. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Each Award granted pursuant to this Plan which is a stock option shall provide that if the Participant ceases to be employed by the Company or its affiliates for any reason whatsoever, the option shall immediately terminate to the extent the option is not vested (or does not become vested as a result of such termination of employment) on the date the Participant terminates employment.

     13. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

     14. ADJUSTMENTS.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock;
     (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. Notwithstanding the foregoing, no adjustment is required for the stock split effected or to be effected shortly before the initial grant of Options under this Plan. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. Additionally, and without limiting the generality of the foregoing, there shall be no adjustment for any dividend or distribution of cash, debt or other property in respect of the Company's earnings or its accumulated adjustments account as defined in Section 1368(e)(1) of the Code (including any estimated amount of such account) in respect of the period in which the Company is an "S" corporation within the meaning of Section 1361 of the Code. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

     15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that, if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     16. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     18. EFFECTIVE DATE OF PLAN. This amendment and restatement of the Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the amendment and restatement of this Plan is expressly conditioned upon the approval by the holders of a majority of outstanding shares of Common Stock present, or represented, and entitled to vote at the 1998 annual meeting of shareholders. If the shareholders of the Company should fail so to approve this Plan at such annual meeting, this Plan shall terminate and cease to be of any further force or effect except with respect to Awards then outstanding.
                                            Attested to by the Secretary of
                                            Eagle USA Air Freight, Inc. as
                                            adopted by the Board of Directors
                                            and Shareholders of Eagle USA Air
                                            Freight, Inc. effective as of the
                                                 day of             , 1998 (the
                                            "Effective Date").

                                            ------------------------------------
                                                     Douglas A. Seckel
                                                         Secretary

                                                                         ANNEX B

          EAGLE U.S.A. AIR FREIGHT, INC. EMPLOYEE STOCK PURCHASE PLAN

                          (EFFECTIVE FEBRUARY 1, 1998)

1. PURPOSE

     The Eagle U.S.A. Air Freight, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Eagle U.S.A. Air Freight, Inc., a Texas corporation ("Eagle") and Subsidiaries (as defined in
Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Eagle through the purchase of shares of common stock, .001 par value, of Eagle ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") appointed by the Board of Directors of Eagle (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

     The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3. NATURE AND NUMBER OF SHARES

     The Common Stock subject to issuance under the terms of the Plan shall be shares of Eagle's authorized but unissued shares, previously issued shares reacquired and held by Eagle or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed two hundred thousand (200,000) shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the two hundred thousand (200,000) share limitation.

     In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Eagle, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. ELIGIBILITY REQUIREMENTS

     Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

     The following Employees are not eligible to participate in the Plan:

          (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true);

          (ii) Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

          (iii) Employees who have not completed at least six (6) months of service with the Company as of an Enrollment Date.

     "Employee" shall mean any individual employed full-time by Eagle or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean Eagle Freight Services, Inc. and any other corporation (a) which is in an unbroken chain of corporations beginning with Eagle if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5. ENROLLMENT

     Each eligible Employee of Eagle or any Subsidiary as of February 1, 1998 (the "Effective Date" herein) may enroll in the Plan as of the Effective Date. Each other eligible Employee of Eagle or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first to occur of January 1 or July 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of January or the first day of July of any subsequent calendar year. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

     Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of six (6) calendar months beginning on each January 1 and ending on the following June 30 and on each July 1 and ending on the following December 31 or such other period as the Committee may prescribe; provided, however, that the Purchase Period beginning on the Effective Date shall commence on the Effective Date and end on June 30, 1998. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule.

     Each Participant may elect to make contributions each pay period in amounts not less than $10, not to exceed an annual contribution equal to $20,000 (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

     A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current year at any time by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

     Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of the shares.

7. CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

     Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day of the month prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will also be credited to such Participant's account. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

     Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by such date as the Committee shall establish (which date shall not be later than June 1 or December 1, as applicable), of his election to withdraw his payroll deductions plus interest as of the applicable of June 30 or December 31 will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

     Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

          (i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

          (ii) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

          (iii) purchase of shares will be accomplished only in accordance with
     Section 9;

          (iv) the price per share will be determined as provided in Section 9;

          (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Eagle or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with
     Section 9;

          (vi) shares purchased under this Plan may not be sold within one (1) year of the Purchase Date, unless the Compensation Committee, in its sole discretion, waives this requirement; and

          (vii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. PURCHASE OF SHARES

     The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") to be purchased during such Purchase Period will be the final closing sales price per share of the Common Stock on the NASDAQ National Market System on the first trading day of the calendar month of January or July, as applicable, or such other trading date designated by the Committee (the "Grant Date"). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the calendar month of June or December, as applicable, or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

     As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

          (i) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or

          (ii) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.

     Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within one (1) year of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant's account on the Purchase Date and carried forward in his account for application during the next Purchase Period. Any Participant (i) who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive a certificate for the number of shares held in his account for at least one (1) year as of the most recent Purchase Date and any cash, dividends or interest remaining in his account. Such Participant may elect to receive a certificate for the remaining number of shares held in his account one (1) year after such shares were purchased or, if earlier, upon such Participant's termination of employment. This one-year holding requirement may be waived by the Compensation Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

     If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. MANNER OF WITHDRAWAL

     A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least one (1) year by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

11. TERMINATION OF PARTICIPATION

     The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Eagle to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

     Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in
Section 9.

13. DESIGNATION OF BENEFICIARY

     Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

     As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

     Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

     All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16. REPORTS

     At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17. EQUAL RIGHTS AND PRIVILEGES

     All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section
423. This Section 17 shall take precedence over all other provisions in the Plan.

18. RIGHTS AS SHAREHOLDERS

     A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. MODIFICATION AND TERMINATION

     The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by the holders of Eagle's outstanding shares if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

     The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

     Effective Date of Plan. This Plan was adopted by the Board on February 23, 1998. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by written consent of the holders of a majority of shares of outstanding shares of Common Stock on or before February 23, 1998. If the shareholders of the Company should fail so to approve this Plan on or before such date, this Plan shall terminate and cease to be of any further force or effect and all purchases of shares of Common Stock under the Plan shall be null and void.

21. GOVERNMENTAL APPROVALS OR CONSENTS

     This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. EMPLOYMENT RIGHTS

     The Plan shall neither impose any obligation on Eagle or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Eagle or of any Subsidiary.

24. WITHHOLDING OF TAXES

     The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25. GOVERNING LAW

     The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

26. USE OF GENDER

     The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. OTHER PROVISIONS

     The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

     ADOPTED effective February 1, 1998.

                                            EAGLE U.S.A. AIR FREIGHT, INC.

--------------------------------------------------------------------------------

                            EAGLE USA AIRFREIGHT, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                FEBRUARY 23, 1998

           The undersigned hereby appoints James R. Crane and Douglas A. Seckel, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the "Company") to be held on Monday, February 23, 1998, at The Hyatt Regency at George Bush Intercontinental Airport, 15747 John F. Kennedy Blvd., Houston, Texas 77032, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK, FOR THE PROPOSAL TO AMEND THE COMPANY'S LONG-TERM INCENTIVE PLAN TO INCREASE THE SHARES OF COMMON STOCK RESERVED UNDER THE PLAN, FOR THE PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.
           The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.
       1.  ELECTION OF DIRECTORS, NOMINEES:
           James R. Crane; Douglas A. Seckel; William P. O'Connell; Neil E. Kelley; and Frank J. Hevrdejs as directors, except as indicated below; or
                         [ ]  FOR          [ ]  WITHHELD
       For, except vote withheld from the following nominee(s):

       --------------------------------------------------------------------

       --------------------------------------------------------------------

       --------------------------------------------------------------------

    P        (Continued, and to be signed and dated, on reverse side)
    R
    O
    X
    Y
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             (Continued from front)

2. PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. PROPOSAL TO APPROVE THE COMPANY'S LONG-TERM INCENTIVE PLAN WHICH WILL BE AMENDED AND RESTATED TO INCREASE THE SHARES OF COMMON STOCK RESERVED UNDER THE PLAN
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

4.  PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

5. APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998
              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN
6. With discretionary authority as to such other matters as may properly come before the meeting.

                                              Date: , 1998

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature)

                                              Sign exactly as name appears
                                              hereon. (Joint owners should each
                                              sign. When signing as attorney,
                                              executor, officer, administrator,
                                              trustee, or guardian, please give
                                              full title as such.)
    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

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